   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 18, 1997
                                                     REGISTRATION NO. 333-
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                               ---------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ---------------

                                  AMGEN INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


             DELAWARE                                 95-3540776
  (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYER
OF INCORPORATION OR ORGANIZATION)               IDENTIFICATION NUMBER)

                            1840 DEHAVILLAND DRIVE
                     THOUSAND OAKS, CALIFORNIA 91320-1789
                                (805) 447-1000
  (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                   REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                               ---------------

                           GEORGE A. VANDEMAN, ESQ.
             SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                            1840 DEHAVILLAND DRIVE
                     THOUSAND OAKS, CALIFORNIA 91320-1789
                                (805) 447-1000
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                               ---------------

     THE COMMISSION IS REQUESTED TO SEND COPIES OF ALL COMMUNICATIONS TO:
                               GARY OLSON, ESQ.
                               LATHAM & WATKINS
                       633 WEST FIFTH STREET, SUITE 4000
                         LOS ANGELES, CALIFORNIA 90071
                                (213) 485-1234

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       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
     As soon as practicable after the effective date of this Registration
                                  Statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement from the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [X]

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                        CALCULATION OF REGISTRATION FEE

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                                                     PROPOSED MAXIMUM
             TITLE OF EACH CLASS OF                     AGGREGATE                AMOUNT OF
          SECURITIES  TO BE REGISTERED             OFFERING PRICE(1)(2)       REGISTRATION FEE
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Debt Securities ...............................        $500,000,000             $151,515.00
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(1) Or, if any Debt Securities are issued at original issue discount, such greater amount as shall result in an aggregate offering price of $500,000,000.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) of the rules and regulations under the Securities Act.

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  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                (SUBJECT TO COMPLETION, DATED NOVEMBER 18, 1997)

PROSPECTUS

                                  $500,000,000

                              [LOGO OF AMGEN(R)]

                                DEBT SECURITIES

                                  -----------

  The Company may offer and issue from time to time in one or more series debt securities (the "Debt Securities") with an initial aggregate offering price not to exceed U.S. $500,000,000 (or the equivalent in foreign denominated currency or units based on or relating to currencies, including European Currency Units). The Company will offer Debt Securities to the public on terms determined by market conditions. Debt Securities may be issuable in registered form without coupons or in bearer form with or without coupons attached. Debt Securities may be sold for U.S. dollars, foreign denominated currency or currency units; principal of, premium, if any, and any interest on Debt Securities may likewise be payable in U.S. dollars, foreign denominated currency or currency units in each case, as the Company specifically designates.

  The accompanying Prospectus Supplement sets forth the specific designation, aggregate principal amount, purchase price, maturity, interest rate (or manner of calculation thereof), time of payment of interest (if any), listing (if any) on a securities exchange and any other specific terms of the Debt Securities and the name of and compensation to each dealer, underwriter or agent (if any) involved in the sale of such Debt Securities. The managing underwriters with respect to each series sold to or through underwriters will be named in the accompanying Prospectus Supplement.

                                  -----------

 THESE SECURITIES HAVE NOT BEEN APPROVED  OR DISAPPROVED BY THE SECURITIES AND
  EXCHANGE  COMMISSION  OR  ANY  STATE  SECURITIES  COMMISSION  NOR  HAS  THE
    SECURITIES AND EXCHANGE  COMMISSION OR ANY  STATE SECURITIES  COMMISSION
     PASSED  UPON  THE  ACCURACY  OR  ADEQUACY  OF  THIS  PROSPECTUS.  ANY
      REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

  Debt Securities may be offered through dealers, underwriters or agents designated from time to time, as set forth in the accompanying Prospectus Supplement. Net proceeds to the Company will be the purchase price in the case of a dealer, the public offering price less discount in the case of an underwriter or the purchase price less commission in the case of an agent--in each case, less other expenses attributable to issuance and distribution. The Company may also sell Debt Securities directly to investors on its own behalf. In the case of sales made directly by the Company, no commission will be payable. See "Plan of Distribution" for possible indemnification arrangements for dealers, underwriters and agents.


       , 1997

  NO DEALER, SALESMAN OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY UNDERWRITER, DEALER OR AGENT. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and Seven World Trade Center, Suite 1300, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission at http://www.sec.gov. The common stock, par value $0.0001 per share, of the Company is listed on The Nasdaq National Market. Reports, proxy information and other information concerning the Company can also be inspected at the offices of Nasdaq at 1735 K Street, N.W., Washington, D.C. 20006.

  The Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information contained in the Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and related exhibits for further information with respect to the Company and the Debt Securities. Statements contained herein concerning the provisions of any document are not necessarily complete and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                    INCORPORATION OF DOCUMENTS BY REFERENCE

  The following documents have been filed by the Company with the Commission (File No. 0-12477) and are incorporated herein by reference:

    (1) the Company's Annual Report on Form 10-K for the year ended December 31, 1996;

    (2) the Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and

    (3) the Company's Current Reports on Form 8-K as filed with the Commission on February 26, 1997, February 28, 1997, March 14, 1997, April 8, 1997 and June 13, 1997.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this Prospectus and prior to the termination of the offering of any series of Debt Securities, shall be deemed to be incorporated by reference in this Prospectus and be a part hereof from the date of filing of such documents. Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein, or in any subsequently filed document that also is or is deemed to be incorporated by reference, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

  Copies of the above documents (excluding exhibits, unless such exhibits are specifically incorporated by reference in such documents) may be obtained without charge upon request by persons (including beneficial owners) to whom this Prospectus is delivered from the Manager of Investor Relations of the Company, 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789 (telephone number 805-499-5725, extension 3352).

                                  AMGEN INC.

GENERAL

  Amgen Inc. ("Amgen" or the "Company") is a global biotechnology company that discovers, develops, manufactures and markets human therapeutics based on advances in cellular and molecular biology.

  The Company manufactures and markets three human therapeutic products, NEUPOGEN(R) (Filgrastim), EPOGEN(R) (Epoetin alfa) and INFERGEN(R) (Interferon alfacon-1). NEUPOGEN(R) selectively stimulates the production of neutrophils, one type of white blood cell. The Company markets NEUPOGEN(R) in the United States, countries of the European Union ("EU"), Canada and Australia for use in decreasing the incidence of infection in patients undergoing myelosuppressive chemotherapy. In addition, NEUPOGEN(R) is marketed in most of these countries for use in reducing the duration of neutropenia for patients undergoing myeloablative therapy followed by bone marrow transplantation, for treating patients with severe chronic neutropenia and to support peripheral blood progenitor cell ("PBPC") transplantations. EPOGEN(R) stimulates the production of red blood cells and is marketed by Amgen in the United States for the treatment of anemia associated with chronic renal failure in patients on dialysis. INFERGEN(R) is a non-naturally occurring recombinant type-I interferon for the treatment of chronic hepatitis C viral infection.

  The Company focuses its research on biological cell/tissue events and its development efforts on human therapeutics in the areas of hematopoiesis, neurobiology, endocrinology, inflammation and soft tissue repair and regeneration. The Company has research facilities in the United States and Canada and has clinical development staff in the United States, the EU, Canada, Australia, Japan and Hong Kong. To augment internal research and development efforts, the Company has established external research collaborations and has acquired certain product and technology rights.

  Amgen operates commercial manufacturing facilities located in the United States and Puerto Rico. A sales and marketing force is maintained in the United States, the EU, Canada and Australia. In addition, Amgen has entered into licensing and co-promotion agreements to market NEUPOGEN(R), EPOGEN(R) and INFERGEN(R) in certain geographic areas.

  The Company was incorporated in California in 1980 and was merged into a Delaware corporation in 1987. Amgen's principal executive offices are located at 1840 DeHavilland Drive, Thousand Oaks, California 91320-1789 and its telephone number is (805) 447-1000.

RATIO OF EARNINGS TO FIXED CHARGES

  The Company's consolidated ratio of earnings to fixed charges for the fiscal years ended December 31, 1992, 1993, 1994, 1995 and 1996 and for the nine months ended September 30, 1997 were 55.7x, 46.0x, 31.1x, 33.2x, 62.4x and 49.5x, respectively. For the purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes adjusted for the equity in earnings and losses of and cash distributions from less than 50%- owned companies accounted for under the equity method, the Company's share of the provision for income taxes of a 50%-owned company and fixed charges (excluding capitalized interest). Fixed charges consist of net interest expense (including amortization of debt issuance costs and Amgen's applicable share of interest expense of a 50%-owned company), capitalized interest and the interest portion of operating lease expense.

                                USE OF PROCEEDS

  Unless otherwise set forth in the applicable Prospectus Supplement, the net proceeds from the sale of the Debt Securities will be used for general corporate purposes, which may include additions to working capital, capital expenditures, stock repurchases, repayment of indebtedness and acquisitions.

                        DESCRIPTION OF DEBT SECURITIES

  The Debt Securities will be issued under an Indenture dated as of January 1, 1992, as supplemented by a First Supplemental Indenture dated as of February 26, 1997 (the "Supplement") (such Indenture and Supplement are collectively referred to herein as the "Indenture"), between the Company and Citibank, N.A., as trustee (the "Trustee"). The following summaries of certain provisions of the Indenture and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. The Indenture has been incorporated by reference as an exhibit to the Registration Statement of which this Prospectus is a part. Numerical references in parentheses below are to sections in the Indenture. Wherever particular sections or defined terms of the Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

GENERAL

  The Indenture does not limit the amount of additional indebtedness that the Company may incur. The Debt Securities will be unsecured and will rank pari passu with all other unsecured and unsubordinated indebtedness of the Company.

  The Indenture provides that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

  Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and/or in which principal of, premium, if any, and/or any interest on such Offered Debt Securities will or may be payable;
(iii) any date of maturity; (iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and any interest on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Debt Securities") or both and, if Bearer Debt Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Debt Securities; (ix) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (x) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms which may be required by or be advisable under applicable laws or regulations.

  Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Debt Securities and the Prospectus Supplement. Subject to the limitations provided in the Indenture, such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable by delivery.

  Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par which are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

GLOBAL SECURITIES

  The registered Debt Securities of a series may be issued in the form of one or more fully registered global Debt Securities (a "Registered Global Security") that will be deposited with a depositary (a "Depositary") or with a nominee for a Depositary identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Registered Global Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor. The Depositary currently accepts only Debt Securities that are denominated in U.S. dollars.

  The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all depositary arrangements.

  Ownership of beneficial interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

  So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the Indenture. The Company understands that under existing industry practices, if the Company requests any action of holders or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action which a holder is entitled to give or take under the Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

  Payments of principal of, premium, if any, and any interest on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal, premium, if any, or any interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

  If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Registered Global Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Euroclear and CEDEL, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

CERTAIN COVENANTS OF THE COMPANY

  Limitation on Liens. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company covenants not to create or assume, or permit any Restricted Subsidiary to create or assume, any mortgage, pledge or lien ("Mortgage") upon any Principal Property or any shares of capital stock or indebtedness of any Restricted Subsidiary owned or acquired, unless the Debt Securities of such series are secured by such Mortgage equally and ratably with all other indebtedness thereby secured. Such covenant does not apply to
(a) Mortgages on any Principal Property, shares
of stock or indebtedness of any corporation existing at the time such corporation becomes a Restricted Subsidiary, (b) Mortgages on any Principal Property acquired, constructed or improved by the Company or any Restricted Subsidiary after the date of the Indenture which are created or assumed contemporaneously with such acquisition, construction or improvement or within 120 days after the latest of the acquisition, completion of construction (including any improvement on an existing property) or commencement of commercial operation of such property, to secure or provide for payment of all or any substantial part of the purchase price of such property or the cost of such construction or improvement incurred after the date of the Indenture, (c) Mortgages on any Principal Property or shares of stock or indebtedness acquired from a corporation merged with or into the Company or a Restricted Subsidiary and Mortgages on any Principal Property existing at the time of acquisition, (d) Mortgages on any Principal Property to secure indebtedness of a Restricted Subsidiary to the Company or another Restricted Subsidiary, (e) Mortgages on any Principal Property in favor of the United States of America or any State thereof or The Commonwealth of Puerto Rico or any political subdivision thereof, to secure progress or other payments or to secure indebtedness incurred for the purpose of financing the cost of acquiring, constructing or improving such Principal Property (including Mortgages incurred in connection with pollution control, industrial revenue, Title XI maritime financings or similar financings), (f) Mortgages existing as of the date of the Indenture, (g) Mortgages for taxes, assessments, government charges or claims which are being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if a reserve or other appropriate provision, if any, as shall be required in conformity with generally accepted accounting principles shall have been made therefor, (h) Mortgages created or deposits made to secure the performance of tenders, bids, leases, statutory obligations, surety and appeal bonds, government contracts, performance and return-of-money bonds and other obligations of a like nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money), and (i) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any Mortgage referred to in the foregoing clauses (a) to (h), inclusive. (Section 3.6)

  Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may, without securing the Debt Securities of any series, create or assume Mortgages (which would otherwise be subject to the foregoing restrictions) securing indebtedness in an aggregate amount which, together with all other Exempted Debt (as defined herein) of the Company and its Restricted Subsidiaries, does not at the time exceed 10% of Consolidated Adjusted Net Tangible Assets (defined in the Indenture as total assets less current liabilities and intangible assets on the consolidated balance sheet contained in the latest report on Form 10-Q or on Form 10-K, of the Company and its subsidiaries). (Section 3.6)

  Limitation on Sale and Lease-Back Transactions. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provides otherwise, a Sale and Lease-Back Transaction (as defined herein) is prohibited except in the event that (a) the Company or such Restricted Subsidiary would be entitled to incur indebtedness secured by a Mortgage on the property to be leased in an amount equal to the Attributable Debt (as defined herein) with respect to such Sale and Lease-Back Transaction without equally and ratably securing the Debt Securities of such series pursuant to the first paragraph of "Limitation on Liens" above; or (b) the Company applies an amount equal to the fair value of the property sold to the purchase of Principal Property or to the retirement of Long-Term Indebtedness (as defined herein) within 120 days of the effective date of any such Sale and Lease-Back Transaction. In lieu of applying such amount to such retirement the Company may deliver Debt Securities to the Trustee for cancellation, such Debt Securities to be credited at the cost thereof to the Company. (Section 3.7)

  Notwithstanding the foregoing, the Company or any Restricted Subsidiary may enter into any Sale and Lease-Back Transaction (which would otherwise be subject to the foregoing restrictions) as long as the Attributable Debt resulting from such Sale and Lease-Back Transaction, together with all other Exempted Debt of the Company and its Restricted Subsidiaries, does not at any time exceed 10% of Consolidated Adjusted Net Tangible Assets. (Section 3.7)

  Limitation on Indebtedness of Subsidiaries. The Indenture provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not permit any Subsidiary to create or assume any Indebtedness if such Indebtedness together with all other aggregate Indebtedness of its Subsidiaries exceeds 20% of Consolidated Adjusted Net Tangible Assets. (Section 3.8)

CERTAIN DEFINITIONS

  The term "Attributable Debt," when used in connection with a Sale and Lease-Back Transaction, means, as of any particular time, the lesser of (a) the fair value of the property subject to such arrangement and (b) the then present value (computed by discounting at the Composite Rate (as defined in the Indenture)) of the obligation of a lessee for net rental payments during the remaining term of any lease (including any period for which such lease has been extended or may, at the option of the lessor, be extended). The term "net rental payments" under any lease for any period means the sum of the rental and other payments required to be paid in such period by the lessee thereunder, not including, however, any amounts required to be paid by such lessee (whether or not designated as rental or additional rental) on account of maintenance and repairs, insurance, taxes, assessments, water rates or similar charges required to be paid by such lessee thereunder or any amounts required to be paid by such lessee thereunder contingent upon the amount of sales, maintenance and repairs, insurance, taxes, assessments, water rates or similar charges. (Section 1.1)

  The term "Exempted Debt" means the sum of the following items outstanding as of the date Exempted Debt is being determined: (a) indebtedness of the Company and its Restricted Subsidiaries incurred after the date of the Indenture and secured by mortgages created or assumed pursuant to the final paragraph of "Limitation on Liens" and (b) Attributable Debt of the Company and its Restricted Subsidiaries in respect of every Sale and Lease-Back Transaction entered into after the date of the Indenture and pursuant to the second paragraph of "Limitation on Sale and Lease-Back Transactions." (Section 1.1)

  The term "Long Term Indebtedness" means all Indebtedness of the Company and its Restricted Subsidiaries maturing by its terms more than one year after, or which is renewable or extendible at the option of the Company for a period ending more than one year after, the date as of which Long-Term Indebtedness is being determined. (Section 1.1) The term "Indebtedness" means obligations (other than non-recourse obligations, or any series of Debt Securities when determining whether an Event of Default has occurred with respect to such series of Debt Securities) of, or guaranteed or assumed by, the Company for borrowed money or evidenced by bonds, debentures, notes or other similar instruments. (Section 5.1)

  The term "Principal Property" means the Company's principal office buildings and each manufacturing plant or research facility located within the territorial limits of the States of the United States of America or The Commonwealth of Puerto Rico (including any other territorial possession of the United States of America) of the Company or a Subsidiary except such as the Board of Directors by resolution reasonably determines (taking into account, among other things, the importance of such property to the business, financial condition and earnings of the Company and its consolidated subsidiaries taken as a whole) not to be a Principal Property. (Section 1.1)

  The term "Sale and Lease-Back Transaction" means any arrangement with any person (other than the Company or any Restricted Subsidiary) providing for the leasing by the Company or a Restricted Subsidiary of any Principal Property for a term of more than three years, which property has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such person. (Section 3.7)

  The term "Subsidiary" means any corporation the outstanding securities of which having ordinary voting power to elect a majority of the board of directors of such corporation (whether or not any other class of securities has or might have voting power by reason of the happening of a contingency) are at the time owned or controlled directly or indirectly by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries; provided, however, that the term "Subsidiary" shall not mean any corporation engaged primarily in financing receivables, making loans, extending credit, providing financing from foreign sources or other activities of a character conducted by a finance company. The term "Restricted Subsidiary" means any Subsidiary that owns a Principal Property. (Section 1.1)

  Unless otherwise indicated in the applicable Prospectus Supplement, neither the Debt Securities nor the Indenture contain covenants specifically designed to protect holders of Debt Securities in the event of a highly leveraged transaction involving the Company.

LIMITATION ON MERGERS AND SALE OF ASSETS

  The Company may not consolidate with, merge into or be merged into, or transfer or lease its property and assets substantially as an entirety to another entity unless the successor entity assumes all the obligations of the Company under the Indenture and the Debt Securities and after giving effect thereto, no default or Event of Default (as defined below) shall have occurred and be continuing and such successor entity shall be a United States corporation. Thereafter, except in the case of a lease, all such obligations of the Company shall terminate. (Section 9.1) The Indenture further provides with respect to each series of Debt Securities that, unless the terms of such series of Debt Securities provide otherwise, the Company will not, and will not permit any Restricted Subsidiary to, merge or consolidate with another corporation, or sell all or substantially all of its assets to another corporation for a consideration other than the fair value thereof in cash, if such other corporation has outstanding obligations secured by a Mortgage which, after such transaction, would extend to any Principal Property owned by the Company or such Restricted Subsidiary prior to such transaction, unless the Company or such Restricted Subsidiary shall have effectively provided that the Debt Securities of such series will be secured by a Mortgage which, upon completion of the aforesaid transaction, will rank prior to such Mortgage of such other corporation on any Principal Property. (Section 3.6)

EVENTS OF DEFAULT

  An Event of Default with respect to any series of Debt Securities is defined under the Indenture as being: (a) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration or otherwise; (b) default for 30 days in payment of any interest on any Debt Securities of such series; (c) default for 90 days after written notice in the observance or performance of any other covenant or agreement in the Debt Securities of such series or the Indenture other than a covenant included in such Indenture solely for the benefit of a series of Debt Securities other than such series; (d) certain events of bankruptcy, insolvency or reorganization; (e) failure by the Company to make any payment at maturity, including any applicable grace period, in respect of Indebtedness in an amount in excess of $10,000,000 and continuance of such failure for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under the Indenture; (f) a default with respect to any Indebtedness, which default results in the acceleration of Indebtedness in an amount in excess of $10,000,000 without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded, or annulled for a period of 30 days after written notice thereof to the Company by the Trustee, or to the Company and the Trustee by the holders of not less than 25% in principal amount of the outstanding Debt Securities (treated as one class) issued under the Indenture; or (g) default in the payment of any sinking fund installment of the Debt Securities of such series as and when the same shall become due and payable; provided, however, that if any such failure, default or acceleration referred to in clause (e) or (f) above shall cease or be cured, waived, rescinded or annulled, then the Event of Default by reason thereof shall be deemed likewise to have been thereupon cured. (Section 5.1)

  The Indenture provides that (a) if an Event of Default due to the default in payment of principal of, premium, if any, or any interest on, any series of Debt Securities or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities or due to the default in the payment of any sinking fund installment of the Debt Securities of such series shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then outstanding may then declare the principal of all Debt Securities of each such affected series and interest accrued thereon to be due and payable immediately; and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Indenture applicable to all outstanding Debt

Securities or due to certain events of bankruptcy, insolvency and reorganization of the Company or due to a default described in clauses (e) or
(f) of the preceding paragraph shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of, premium, if any, or any interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding. (Section 5.1)

  The Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities (treated as one class) before proceeding to exercise any right or power under the Indenture at the request of such holders. (Section 5.6) Subject to such provisions in the Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class) may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Section 5.9)

  The Indenture provides that no holder of Debt Securities may institute any action against the Company under the Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of each affected series (treated as one class) then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the outstanding Debt Securities of each affected series (treated as one class). (Section 5.6 and Section 5.7)

  The Indenture contains a covenant that the Company will file annually, commencing March 31, 1992, with the Trustee a certificate that no default existed or a certificate specifying any default that existed, each as of the preceding December 31. (Section 3.5)

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

  The Indenture provides with respect to each series of Debt Securities that the Company may elect either (a) except to the extent the terms of such series of Debt Securities provide otherwise, to defease and be discharged from any and all obligations with respect to the Debt Securities of such series (except for the obligations to register the transfer or exchange of the Debt Securities of such series, to replace temporary or mutilated, destroyed, lost or stolen Debt Securities of such series, to maintain an office or agency in respect of the Debt Securities of such series and to hold moneys for payment in trust) ("legal defeasance") or (b) to be released from its obligations with respect to the Debt Securities of such series under Sections 3.6, 3.7, 3.8 and
9.1 of the Indenture (being the restrictions described under "Certain Covenants of the Company") ("covenant defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money or, in the case of Debt Securities payable in U.S. dollars, U.S. Government Obligations (as defined in the Indenture) which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and any interest on the Debt Securities of such series, and any mandatory sinking fund or analogous payments thereon, on the due date thereof. Such a trust may (except to the extent the terms of the Debt Securities of such series otherwise provide) only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of the Debt Securities of such series will not recognize income, gain or loss for Federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion, in the case of legal defeasance under clause (a) above, must (except to the extent the terms of the Debt Securities of the relevant series otherwise provide) refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable Federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such legal defeasance or covenant defeasance with respect to the Offered Debt Securities of the series to which such Prospectus Supplement relates. (Section 10.1)

MODIFICATION OF THE INDENTURE

  The Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (a) secure any Debt Securities, (b) evidence the assumption by a successor corporation of the obligations of the Company, (c) add covenants for the protection of the holders of Debt Securities, (d) cure any ambiguity or correct any inconsistency in the Indenture or make any other provisions as the Company may deem necessary or desirable; provided that no such action shall adversely affect the interests of the holders of Debt Securities, (e) establish the forms or terms of Debt Securities of any series and (f) evidence the acceptance of appointment by a successor trustee. (Section 8.1)

  The Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a 66 2/3% in principal amount of Debt Securities of each series then outstanding and affected (voting as one class), to (i) add any provisions to the Indenture,
(ii) change in any manner or eliminate any of the provisions of the Indenture, or (iii) modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (a) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on the redemption thereof or change the currency in which the principal thereof (including any amount in respect of original issue discount), premium, if any, or any interest thereon is payable or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or alter certain provisions of the Indenture relating to the Debt Securities issued thereunder not denominated in U.S. dollars or impair the right of any holder to institute suit for the enforcement of any payment on any Debt Security when due or (b) reduce the aforesaid percentage in principal amount of Debt Securities of any series, the consent of the holders of which is required for any such modification. (Section 8.2)

  At such time as the Debt Securities issued after February 26, 1997 are the only Debt Securities then outstanding under the Indenture, then, without any further action on the part of the Company or the Trustee, the Indenture shall automatically reduce the principal amount of Debt Securities of each series then outstanding and affected (voting as one class) necessary to consent to the actions referred to in clauses (i) through (iii) of the foregoing paragraph from 66 2/3% to a majority in principal amount of such Debt Securities.

CONCERNING THE TRUSTEE

  The Company and its subsidiaries maintain ordinary banking relationships with Citibank, N.A. and its affiliates and a number of other banks. Citibank, N.A. and its affiliates along with a number of other banks have extended credit facilities to the Company and its subsidiaries.

                             PLAN OF DISTRIBUTION

  The Company may sell the Debt Securities being offered hereby in four ways:
(i) directly to purchasers, (ii) through agents, (iii) through underwriters and (iv) through dealers.

  Offers to purchase Debt Securities may be solicited directly by the Company. Offers to purchase Debt Securities may also be solicited by agents designated by the Company from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Debt Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by the Company to such agent set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Agents may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If any underwriters are utilized in the sale, the Company will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Debt Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If a dealer is utilized in the sale of the Debt Securities in respect of which this Prospectus is delivered, the Company will sell such Debt Securities to the dealer, as principal. The dealer may then resell such Debt Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

  If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase Offered Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.

                                 LEGAL MATTERS

  The validity of the Offered Debt Securities offered hereby will be passed upon for the Company by Latham & Watkins, Los Angeles, California. Certain legal matters with respect to the Offered Debt Securities will be passed upon for the Company by George A. Vandeman, Esq., Senior Vice President, General Counsel and Secretary of the Company. Certain legal matters in connection with offerings made by this Prospectus may be passed on for any underwriters, agents or dealers by counsel named in the Prospectus Supplement.

                                    EXPERTS

  The consolidated financial statements and related schedule of the Company for the year ended December 31, 1996, appearing in the Company's Annual Report on Form 10-K have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

  The estimated expenses, other than underwriting discounts and commissions, in connection with this offering are as follows:

   Securities and Exchange Commission Filing Fee...................... $151,515
   Rating Agency Fees.................................................  130,000
   Fees and Expenses of Indenture Trustee.............................   25,000
   Printing Expenses..................................................   50,000
   Accountants' Fees and Expenses.....................................   50,000
   Legal Fees and Expenses............................................  100,000
   Blue Sky Fees and Expenses.........................................    2,000
   Miscellaneous Expenses.............................................   12,500
                                                                       --------
     Total............................................................ $521,015
                                                                       ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

  Section 145 of the Delaware General Corporation Law, the Restated Certificate of Incorporation, as amended, and the Amended and Restated Bylaws of the Company contain provisions covering indemnification of corporate directors and officers against certain liabilities and expenses incurred as a result of proceedings involving such persons in their capacities as directors and officers, including proceedings under the Securities Act of 1933, as amended (the "Securities Act") and the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  The Company has authorized the entering into of indemnity contracts and provides indemnity insurance pursuant to which officers and directors are indemnified or insured against liability or loss under certain circumstances which may include liability or related loss under the Securities Act and the Exchange Act.

  Any agents, dealers or underwriters, who execute the agreements filed as
Exhibit 1 to this Registration Statement, will agree to indemnify the Company's directors and its officers against certain liabilities which may arise under the Securities Act from information furnished to the Company by or on behalf of any such indemnifying party.

ITEM 16. EXHIBITS.

   *1.1 Form of Distribution Agreement for Debt Securities.
   *1.2 Form of Underwriting Agreement for Debt Securities.
    4.1 Indenture dated as of January 1, 1992 between Amgen Inc. and Citibank,
        N.A., as trustee (filed as Exhibit 4-a to the Company's Registration
        Statement on Form S-3 (Registration Statement No. 33-44454) and
        incorporated herein by reference).
    4.2 First Supplement to Indenture dated as of February 26, 1997 between the
        Company and Citibank, N.A., as trustee (filed as an exhibit to the Form
        8-K Current Report dated March 14, 1997 on March 14, 1997 and incorporated herein by reference).
   *4.3 Form of Floating Rate Note.
   *4.4 Form of Fixed Rate Note.
    5   Opinion of Latham & Watkins regarding the validity of the Debt
        Securities, including consent.
   12   Computation of Ratio of Earnings to Fixed Charges.

   23.1 Consent of Ernst & Young LLP.
   23.2 Consent of Latham & Watkins (included in Exhibit 5).
   24   Power of Attorney (contained on page II-4).
   25   Statement of Eligibility of Trustee on Form T-1.

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* To be filed by amendment or incorporated by reference in connection with the offering of the securities.

ITEM 17. UNDERTAKINGS.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or For S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
  Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thousand Oaks, State of California, on the 18th day of November, 1997.

                                          AMGEN INC.

                                                 /s/ Robert S. Attiyeh
                                          By: _________________________________
                                                     Robert S. Attiyeh
                                               Senior Vice President, Finance
                                                       and Corporate
                                              Development, and Chief Financial
                                                          Officer

                               POWER OF ATTORNEY

  We, the undersigned officers and directors of Amgen Inc., and each of us, do hereby constitute and appoint each and any of Gordon M. Binder, Robert S. Attiyeh and George A. Vandeman, our true and lawful attorney and agent, with full power of substitution and resubstitution, to do any and all acts and things in our name and behalf in any and all capacities and to execute any and all instruments for us in our names, in connection with this Registration Statement or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, including specifically, but without limitation, power and authority to sign for us or any of us in our names in the capacities indicated below, any and all amendments (including post-effective amendments) hereto; and we hereby ratify and confirm all that said attorney and agent, or his substitute, shall do or cause to be done by virtue thereof.

  Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
        /s/ Gordon M. Binder         Chairman of the Board, Chief  November 18, 1997
____________________________________  Executive Officer and
           Gordon M. Binder           Director (Principal
                                      Executive Officer)
        /s/ Kevin W. Sharer          President, Chief Operating    November 18, 1997
____________________________________  Officer and Director
            Kevin W. Sharer
       /s/ Robert S. Attiyeh         Senior Vice President,        November 18, 1997
____________________________________  Finance and Corporate
          Robert S. Attiyeh           Development, and Chief
                                      Financial Officer
       /s/ Kathryn E. Falberg        Vice President, Corporate     November 18, 1997
____________________________________  Controller and Chief
          Kathryn E. Falberg          Accounting Officer
       /s/ Raymond F. Baddour        Director                      November 18, 1997
____________________________________
          Raymond F. Baddour

             SIGNATURE                           TITLE                    DATE
             ---------                           -----                    ----
     /s/ William K. Bowes, Jr.       Director                      November 18, 1997
____________________________________
        William K. Bowes, Jr.
    /s/ Franklin P. Johnson, Jr.     Director                      November 18, 1997
____________________________________
       Franklin P. Johnson, Jr.
         /s/ Steven Lazarus          Director                      November 18, 1997
____________________________________
            Steven Lazarus
        /s/ Edward J. Ledder         Director                      November 18, 1997
____________________________________
           Edward J. Ledder
        /s/ Gilbert S. Omenn         Director                      November 18, 1997
____________________________________
           Gilbert S. Omenn
                                     Director
____________________________________
           Judith C. Pelham

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
  *1.1   Form of Distribution Agreement for Debt Securities.
  *1.2   Form of Underwriting Agreement for Debt Securities.
   4.1   Indenture dated as of January 1, 1992 between Amgen Inc. and Citibank,
         N.A., as trustee (filed as Exhibit 4-a to the Company's Registration
         Statement on Form S-3 (Registration Statement No. 33-44454) and
         incorporated herein by reference).
   4.2   First Supplement to Indenture dated as of February 26, 1997 between the Company and Citibank, N.A., as trustee (filed as an exhibit to the
         Form 8-K Current Report dated March 14, 1997 on March 14, 1997 and incorporated herein by reference)
  *4.3   Form of Floating Rate Note.
  *4.4   Form of Fixed Rate Note.
   5     Opinion of Latham & Watkins regarding the validity of the Debt
         Securities, including consent.
  12     Computation of Ratio of Earnings to Fixed Charges.
  23.1   Consent of Ernst & Young LLP.
  23.2   Consent of Latham & Watkins (included in Exhibit 5.1).
  24     Power of Attorney (contained on page II-4).
  25     Statement of Eligibility of Trustee on Form T-1.

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* To be filed by amendment or incorporated by reference in connection with the offering of the securities.